Exhibit (a)(1)(C)

Notice of Guaranteed Delivery for

Tender of Shares of

Class A Common Stock

and

Class B Common Stock

of

Orbitz, Inc.

at

$27.50 Net Per Share

Pursuant to the Offer to Purchase

Dated October 6, 2004

to

Robertson Acquisition Corporation

an indirect wholly owned subsidiary of

Cendant Corporation

(Not to be used for Signature Guarantees)

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Class A Offer (as defined in the Offer to Purchase (as defined below)) if certificates representing shares of class A common stock, par value $.001 per share of Orbitz, Inc. (“Orbitz”), a Delaware corporation (the “Class A Common Stock”), or the Class B Offer (as defined in the Offer to Purchase) if certificates representing shares of class B common stock, par value $.001 per share, of Orbitz (the “Class B Common Stock” and, together with the Class A Common Stock, the “Shares,” and each a “Share”), are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Mellon Investor Services LLC (the “Depositary”) prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

The Depositary for the Offers is:

Mellon Investor Services LLC

By Facsimile Transmission:

For Notice of Guaranteed Delivery

For Eligible Institutions Only:

(201) 296-4293

For Confirmation Only

Telephone:

(201) 296-4860

By Mail:	By Overnight Courier:	By Hand:

P.O. Box 3301 South Hackensack, New Jersey 07606 Attn: Reorganization Dept.	85 Challenger Road Mail Stop—Reorg Ridgefield Park, New Jersey 07660 Attn: Reorganization Department	120 Broadway, 13th floor New York, New York 10271 Attn: Reorganization Department

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to Robertson Acquisition Corporation, a Delaware corporation (“Purchaser”) and an indirect wholly owned subsidiary of Cendant Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 6, 2004, and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer to Purchase”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Name(s) of Record Holder(s):

Number of Shares of Class A Common Stock Tendered:

Certificate Number(s) (if available):

(please print)

Number of Shares of Class B Common Stock Tendered:

Certificate Number(s) (if available):

Address(es):

(Zip Code)

☐	Check if securities will be tendered by book-entry transfer

Name of Tendering Institution:

Area Code and Telephone No.(s):

Signature(s):

Account No.:

Transaction Code No.:

Dated: , 2004

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a financial institution that is a participant in the Security Transfer Agent Medallion Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company (the “Book-Entry Transfer Facility”), in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal (or facsimile thereof) or an Agent’s Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.

(Authorized Signature)

Name:

(Please type or print)

Title:

Dated: , 2004

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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